UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 6, 2011

Healthcare Trust of America, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	000-53206	20-4738467
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

16435 N. Scottsdale Road, Suite 320, Scottsdale, Arizona		85254
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	480-998-3478

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01 Completion of Acquisition or Disposition of Assets.

On October 26, 2010, our subsidiaries entered into nine purchase and sale agreements with certain affiliates of Columbia Development Companies and Columbia 90 Associates, L.L.C. for the acquisition of nine medical office buildings (the "Portfolio"). The aggregate purchase price for the Portfolio is approximately $196,646,000, plus closing costs.

As of December 30, 2010, we had acquired eight of the nine buildings in the Portfolio, including 1365 and 1375 Washington Avenue, Patroon Creek, 1092 Madison, Capital Region Health Park, Florida Orthopedic Institute, Putnam Ambulatory Surgery Center and CDPHP Corporate Headquarters, for an aggregate purchase price of approximately $187,464,000, plus closing costs. We paid approximately $92,358,000 in cash, using the net proceeds from our follow-on offering, and also assumed approximately $95,106,000 of outstanding indebtedness with a weighted average interest rate of 5.8% and a weighted average term of 4.6 years.

The 1365 and 1375 Washington Avenue medical office buildings are located in Albany, New York. These multi-tenant medical office buildings consist of approximately 81,000 square feet and 41,000 square feet, respectively. 1365 Washington Avenue is approximately 97% leased. 1375 Washington Avenue is approximately 98% leased.

The Patroon Creek medical office building is located in Albany, New York and is less than a quarter of a mile from the 1365 and 1375 Washington Avenue buildings. This multi-tenant medical office building consists of approximately 166,000 square feet and is more than 99% leased.

The 1092 Madison medical office building is located in Albany, New York. This multi-tenant building consists of approximately 15,000 square feet and is approximately 97% leased.

Capital Region Health Park is located in Latham, New York and is an approximately 259,000 square foot multi-tenant medical mall. Capital Region Health Park is approximately 90% leased.

The Florida Orthopedic Institute is located in Temple Terrace, Florida, just outside of Tampa, Florida. The Florida Orthopedic Institute is an approximately 82,000 square foot facility and is 100% leased to a single tenant.

Putnam Ambulatory Surgery Center is located in Carmel, New York and is an approximately 90,000 square foot multi-tenant facility. Putnam Ambulatory Surgery Center is 100% leased.

CDPHP Corporate Headquarters is located in Albany, New York and is an approximately 180,000 square foot facility. CDPHP Corporate Headquarters is 100% leased to a single tenant.

The closing of the remaining medical office building in the Portfolio, Northern Berkshire located in North Adams, Massachusetts, is subject to the satisfaction of a number of conditions and we cannot guarantee that it will be completed.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements.

It is not practical to provide the required financial statements at this time. Such financial statements will be filed as an amendment to this Current Report on Form 8-K no later than 71 days after the deadline for filing this Form 8-K.

(b) Pro Forma Financial Information.

See paragraph (a) above.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Healthcare Trust of America, Inc.

January 6, 2011	By:	Scott D. Peters

Name: Scott D. Peters
Title: Chief Executive Officer & President